UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: May 9, 2006
                     (Date of earliest event reported)

                               FNB CORPORATION
           (Exact name of registrant as specified in its charter)

   Virginia
(State or other              000-24141                 54-1791618
 jurisdiction of            (Commission             (I.R.S. Employer
 incorporation)              File Number)            Identification No.)

                              105 Arbor Drive
                       Christiansburg, Virginia 24068
         (Address of principal executive offices, including zip code)

                                540-382-4951
             (Registrant's telephone number, including area code)

                                     n/a
        (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Approval of the 2006 Incentive Stock Plan

     On February 23, 2006, the Board of Directors of FNB Corporation (the Company) adopted, subject to shareholder approval, the FNB Corporation 2006 Incentive Stock Plan (the Plan). The Company's shareholders approved the Plan at the Annual Meeting of Shareholders held on May 9, 2006.

     The Plan is designed to provide expanded equity compensation opportunities for employees and non-employee directors of the Company and any 50 percent or more owned subsidiaries that are selected to receive awards under the Plan. The Plan authorizes the granting of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, and stock awards to employees, and stock options, SARs, restricted stock, restricted stock units, and stock awards to non-employee directors; and permits non-employee directors to elect to receive stock payment awards in lieu of Board fees.

     The Plan provides that, subject to capital adjustments, the maximum number of shares of the Company's common stock that may be issued under the Plan is 464,191 plus the number of shares of common stock represented by awards previously made under the FNB Corporation 2000 Incentive Stock Plan that are outstanding on, and that expire or are otherwise terminated or forfeited at any time after, May 9, 2006.

     The Plan is required to be administered by a committee (the Committee), which consists only of non-employee directors, as defined in Rule 16b-3 under the Exchange Act of 1934, as amended, and outside directors as defined by
Section 162(m) under the Internal Revenue Code. Subject to the terms of the Plan, the Committee has, among other powers, the power to determine the employees and non-employee directors to whom awards are made, the nature and extent of any such awards, and the terms and conditions upon which awards may be made, exercised, and modified; and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

     The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the more detailed description of the Plan contained in, and the full text of the Plan that was attached as Appendix A to the Company's definitive proxy statement on
Schedule 14A filed with the Securities and Exchange Commission on March 31, 2006 in connection with the Company's 2006 Annual Meeting of Shareholders, both of which are incorporated herein by reference.

Director Compensation

     On May 9, 2006, the Board of Directors of the Company also approved the annual compensation for members of the Board of Directors in consideration of their service on the Board of Directors, effective May 9, 2006.

     Non-employee directors of the Company receive monthly cash compensation of $1,000 and $300 per committee meeting attended, except that committee chairs receive $375 per committee meeting attended. The Chairman of the Board of Directors receives additional monthly cash compensation of $1,500, for total cash compensation of $2,500 per month, but receives no committee meeting attendance fees. A Bank Chairman who also serves as a Company director receives monthly cash compensation of $2,000 and $300 per Company board committee meeting attended, but does not receive a fee for Bank board committee meeting attendance.

     All directors, including the Chairman and the Bank Chairman, will receive an annual award of unrestricted common stock of the Company with a fair market value of $12,000, as determined by the Compensation Committee of the Board.

     Additional information related to the director compensation approved on May 9, 2006 is described in Exhibit (10)H to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

    (d)  Exhibits


          (10)H     FNB Corporation Director Annual Compensation.

          (10)O FNB Corporation 2006 Incentive Stock Plan, effective as of May 9, 2006, incorporated by reference to Appendix A to Proxy Statement filed March 31, 2006.

          (10)P     Form of Employee Stock Award Agreement.

          (10)Q     Form of Non-Employee Director Stock Award Agreement.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FNB CORPORATION
                                          (Registrant)

                                        /s/ William P. Heath, Jr.
                                        William P. Heath, Jr.
                                        President and Chief Executive Officer


Date:  May 12, 2006

                                  EXHIBIT INDEX


Exhibits

     (10)H     FNB Corporation Director Annual Compensation.

     (10)O FNB Corporation 2006 Incentive Stock Plan, effective as of May 9, 2006, incorporated by reference to Appendix A to Proxy Statement filed March 31, 2006.

     (10)P     Form of Employee Stock Award Agreement.

     (10)Q     Form of Non-Employee Director Stock Award Agreement.